UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026 (August 5, 2026)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

On August 6, 2026, Ensysce Biosciences, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original 8-K”), which reported information under Items 1.01, 2.01, 3.02, 3.03, 5.02, 5.03, 7.01 and 9.01 of Form 8-K. This Current Report on Form 8-K/A (i) files Exhibit 3.3, a Certificate of Correction related to Exhibit 3.2 in the Original 8-K, (ii) files a corrected press release as Exhibit 99.1 and (iii) corrects, from $100,000 to $200,000, a fee identified under Item 1.01 paid to Tungsten Partners LLC. This Current Report on Form 8-K/A should be read in conjunction with the Original 8-K. Except as set forth herein, no modifications have been made to information contained in the Original 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.3	Certificate of Correction to Certificate of Designation of Series C Non-Voting Convertible Preferred Stock of Ensysce Biosciences, Inc.

99.1	Press Release of Ensysce Biosciences, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2026	Ensysce Biosciences, Inc.

	By:	/s/ Lynn Kirkpatrick
	Name:	Dr. Lynn Kirkpatrick
	Title:	Chief Executive Officer
(Principal Executive Officer)